EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert F. Olson, Chairman of the Board, President and Chief Executive Officer of Stellent, Inc., a Minnesota Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2004 (the “Report”) fully complies with the applicable requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2004

/s/ Robert F. Olson
Robert F. Olson
Chairman of the Board, President and Chief Executive Officer